UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 23, 2024
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix,	Arizona	85054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 23, 2024, Republic Services, Inc. (“Republic” or the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders voted on the matters set forth below:
1. The nominees for election to the Board of Directors were elected, each for a one-year term, based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Manny Kadre	279,324,923	2,295,339	237,629	12,024,118
Tomago Collins	278,775,045	2,769,792	313,054	12,024,118
Michael A. Duffy	279,734,023	1,883,882	239,986	12,024,118
Thomas W. Handley	272,434,274	9,185,011	238,606	12,024,118
Jennifer M. Kirk	277,860,048	3,700,073	297,770	12,024,118
Michael Larson	259,004,531	22,612,534	240,826	12,024,118
N. Thomas Linebarger	279,738,301	1,843,994	275,596	12,024,118
Meg Reynolds	273,885,392	7,734,028	238,471	12,024,118
James P. Snee	277,345,117	4,272,294	240,480	12,024,118
Brian S. Tyler	279,427,696	2,192,318	237,877	12,024,118
Jon Vander Ark	280,962,567	654,285	241,039	12,024,118
Sandra M. Volpe	276,923,224	4,697,909	236,758	12,024,118
Katharine B. Weymouth	262,736,666	18,880,743	240,482	12,024,118
2. The proposal to approve the compensation of the Company’s named executive officers was approved based on the following advisory, non-binding votes:

Votes for	274,002,683
Votes against	7,192,754
Abstentions	662,454
Broker non-votes	12,024,118
3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024 was approved based on the following votes:

Votes for	284,558,962
Votes against	9,096,410
Abstentions	226,637
4. The shareholder proposal to report on stakeholder impact from the Company’s climate change strategy was not approved based on the following votes:

Votes for	42,647,383
Votes against	237,320,310
Abstentions	1,890,198
Broker non-votes	12,024,118

According to an Arizona statute, if a person or group acquires 20% or more of the stock of a public corporation, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). This statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) (which held approximately 34.9% of our common stock as of the record date for the Annual Meeting), approximately 47 million fewer shares would have been voted for each of proposals two through four, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date:	May 28, 2024	By:	/s/ CATHARINE D. ELLINGSEN
Catharine D. Ellingsen Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary